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                                                                    EXHIBIT 23.6
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                          CONSENT OF SNYDER & COMPANY



     We hereby consent to the inclusion of our opinion as Appendix B to the Proxy Statement/Prospectus filed as part of this Registration Statement on Form S-4 of C-TEC Corporation. In giving such consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission thereunder.



                                              SNYDER & COMPANY



                                              W. Lloyd Snyder
                                              Principal
                                              August 4, 1995